Exhibit 13.1

Officer Certifications Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Empresa Distribuidora y Comercializadora Norte S.A., a sociedad anónima organized under the laws of Argentina (the “Company”), does hereby certify to such officer’s knowledge that:

The Annual Report on Form 20-F for the year ended December 31, 2016 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Date: April 28, 2017.

                        /s/ Ricardo Torres

Name: Ricardo Torres

Title: Chief Executive Officer

 Date: April 28, 2017.

          /s/ Leandro Carlos Montero

Name: Leandro Carlos Montero

 Title: Chief Financial Officer